Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2015

RESULTS; AND PROVIDES 2016 GUIDANCE

RUTLAND, VERMONT (March 1, 2016) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its results for the period ended December 31, 2015. The company also provided guidance for its next fiscal year ending December 31, 2016.

Highlights for the Three and Twelve Months Ended December 31, 2015:

•	Revenues were $140.0 million for the quarter, up $6.5 million, or 4.9%, from the same period in 2014. Revenues were $546.5 million for the fiscal year, up $20.6 million, or 3.9%, from the same period in 2014.

•	Adjusted EBITDA* was $27.8 million for the quarter, up $3.4 million, or 13.8%, from the same period in 2014. Adjusted EBITDA was $106.1 million for the fiscal year, up $9.2 million, or 9.5%, from the same period in 2014.

•	Adjusted Operating Income* for the quarter was $8.1 million, up $2.0 million, or 31.8%, from the same period in 2014. Adjusted Operating Income was $30.5 million for the fiscal year, up $9.2 million, or 43.1%, from the same period in 2014.

•	Free Cash Flow* for the quarter was $8.7 million, up $10.2 million from the same period in 2014. Free Cash Flow was $20.2 million for the fiscal year, up $29.9 million from the same period in 2014.

•	Overall solid waste pricing for the quarter was up 3.6%, mainly driven by strong residential and commercial collection pricing up 5.6%.

“During fiscal year 2015, we continued to execute well against our key strategies of increasing landfill returns, improving collection route profitability, creating incremental value through resource solutions, reducing financial and operational risks, and improving our balance sheet,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “I am very pleased with our financial and operational performance during the year, and I believe that we are well positioned to continue to execute in fiscal year 2016 and beyond.”

“We continued to expand Adjusted EBITDA margins in fiscal year 2015, up roughly 100 bps year-over-year, and we used the positive free cash flow that we generated to repay debt,” Casella said. “We repurchased and permanently retired $14.7 million of our 7.75% Senior Subordinated Notes due 2019 during the last half of the year, demonstrating our commitment to reduce leverage and accelerate free cash flow generation by retiring our highest cost debt. With our continued cash flow growth and debt repayment, we reduced our consolidated leverage ratio as defined by our ABL Revolver from 5.43x on March 31, 2015 to 4.75x on December 31, 2015.”

“From an operating standpoint, our solid waste pricing programs continued to outpace inflation with overall solid waste pricing up 3.6% in the quarter, driven by strong residential and commercial pricing, which were up 5.6%, and higher pricing in the disposal line-of-business,” Casella said. “These strong pricing gains were complemented by further improvements in our operating efficiency programs with our fleet and routing programs driving lower costs.”

“We have worked hard over the last year to reshape our recycling sales model in the face of rapidly declining recycling commodity prices, with the average commodity revenue per ton down 19% in fiscal year 2015, resulting in a $8.8 million decline in recycling commodity revenues,” Casella said. “We have offset this decline in recycling commodity revenues through a combination of our newly implemented Sustainability/Recycling Adjustment (“SRA”) fee applied to residential and commercial hauling customers, lower rebates or higher tipping fees to recycling processing customers, and efforts to reduce operating costs at our materials processing facilities. Through these efforts, we offset nearly all of this commodity price headwind and held operating income flat in the recycling line-of-business. This was a great achievement for the team.”

For the quarter, revenues were $140.0 million, up $6.5 million, or 4.9%, from the same period in 2014, with revenue growth mainly driven by strong collection and disposal pricing and continued growth in solid waste and recycling volumes, partially offset by lower recycling commodity pricing, lower energy pricing and lower processing volumes.

Adjusted EBITDA was $27.8 million for the quarter, up $3.4 million, or 13.8%, from the same period in 2014 mainly driven by strong performance in the collection and disposal lines-of-business. Strong performance in the collection line-of-business was again driven by robust pricing and volume growth, complemented by continued cost controls and operating efficiency programs.

Operating income was $4.7 million for the quarter, down $1.0 million from the same period in 2014, whereas Adjusted Operating Income was $8.1 million for the quarter, up $2.0 million from the same period in 2014. Net loss attributable to common stockholders was ($7.0) million, or ($0.17) per common share for the quarter, compared to a net loss of ($6.4) million, or ($0.16) per common share for the same period in 2014.

The quarter included $1.1 million of proxy contest costs, $0.3 million of severance and reorganization costs, a $1.9 million contract settlement charge, a $0.1 million non-cash charge related to divestiture transactions, a $0.1 million loss on debt extinguishment, and a $1.8 million non-cash charge related to the impairment of investments, while the same period in 2014 included a $0.9 million environmental remediation charge, a $0.6 million non-cash reversal of estimated costs reserved for site improvements of a divested asset group, $0.2 million of fiscal year-end transition costs, and a $2.3 million non-cash charge related to the impairment of an investment.

Net cash provided by operating activities was $30.0 million in the quarter, up $5.1 million from the same period in 2014, whereas Free Cash Flow was $8.7 million in the quarter, up $10.2 million from the same period in 2014.

For the fiscal year, revenues were $546.5 million, up $20.6 million, or 3.9%, from the same period in 2014, mainly driven by strong collection pricing and higher disposal and recycling volumes, partially offset by lower recycling commodity pricing, lower energy pricing and lower processing volumes.

Adjusted EBITDA was $106.1 million for the fiscal year, up $9.2 million, or 9.5%, from the same period in 2014. Operating income was $31.9 million for the fiscal year, up $19.7 million from the same period in 2014, and Adjusted Operating Income was $30.5 million for the fiscal year, up $9.2 million from the same period in 2014. Net loss attributable to common stockholders was ($13.0) million, or ($0.32) per common share for the fiscal year, compared to ($25.4) million, or ($0.63) per share for the same period in 2014.

Net cash provided by operating activities was $70.5 million in the fiscal year, up $8.3 million from the same period in 2014, whereas Free Cash Flow was $20.2 million in the fiscal year, up $29.9 million from the same period in 2014. Normalized Free Cash Flow* was $18.6 million in the fiscal year, up $9.3 million from the same period in 2014.

2016 Outlook

“Our budget for fiscal year 2016 is on track with the multi-year strategic and financial plan that we laid out for shareholders in August 2015,” Casella said. “Our fiscal year 2016 budget reflects continued execution of our key strategies and we remain confident that execution in these areas will drive additional shareholder value.”

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The company provided guidance for its next fiscal year ending December 31, 2016, by estimating results in the following ranges:

•	Revenues between $550 million and $560 million (as compared to $546.5 million in fiscal year 2015);

•	Adjusted EBITDA between $111 million and $115 million (as compared to $106.1 million in fiscal year 2015); and

•	Free Cash Flow between $20 million and $24 million (as compared to $18.6 million of Normalized Free Cash Flow in fiscal year 2015).

The company provided the following assumptions that are built into its outlook:

•	No material changes in the regional economy from the last 12 months.

•	In the solid waste business, revenue growth of between 2.0% and 3.5%, with price growth from 2.0% to 2.5%.

•	In the recycling business, overall revenue declines of between (7.0%) and (2.0%), driven by lower commodity price, partially offset by higher volumes.

•	In the Other segment, revenue flat to down (1.0%), principally due to lower commodity price in the Customer Solutions group.

•	No new acquisitions are included.

•	Capital expenditures of between $46 million and $50 million, and payments on operating leases of roughly $7 million.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Wednesday, March 2, 2016 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 39841592) until 1:00 p.m. ET on March 9, 2016.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media should contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.

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The company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

And lastly, the company discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash (inflows) outflows associated with certain business dissolutions (“Normalized Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net loss, while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities. The Company does not provide reconciling information for forward-looking periods because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP measures for forward-looking periods because its methodology for calculating such non-GAAP measures is based on sensitivity analysis at the business unit level rather than on differences from GAAP financial measures.

The company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more

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of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; groundwater contamination discovered near our Southbridge landfill may delay our permitting activities at that landfill and result in costs and liabilities, each of which could impact our results of operations; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-KT for the transition period ended December 31, 2014 and in our Form 10-Q for the quarterly period ended September 30, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$140,024	$133,538	$546,500	$525,938
Operating expenses:
Cost of operations	96,390	95,316	382,615	377,166
General and administration	20,568	17,597	72,892	66,793
Depreciation and amortization	16,330	14,644	62,704	61,206
Contract settlement charge	1,940	—	1,940	—
Divestiture transactions	94	(553)	(5,517)	6,902
Environmental remediation charge	—	875	—	950
Severance and reorganization costs	—	—	—	426
Development project charge	—	—	—	1,394
Expense from divestiture, acquisition and financing costs	—	—	—	24
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)

	135,322	127,879	514,634	513,803

Operating income	4,702	5,659	31,866	12,135

Other expense/(income):
Interest expense, net	9,994	9,643	40,090	38,082
Income from equity method investments	—	—	—	(90)
Loss on sale of equity method investment	—	—	—	221
Impairment of investments	1,781	2,320	2,099	2,320
(Gain) loss on derivative instruments	(12)	209	227	575
Loss on debt extinguishment	133	—	999	—
Other income	(414)	(405)	(1,119)	(1,177)

Other expense, net	11,482	11,767	42,296	39,931

Loss before income taxes	(6,780)	(6,108)	(10,430)	(27,796)
Provision for income taxes	240	280	1,351	1,340

Net loss	(7,020)	(6,388)	(11,781)	(29,136)

Less: Net (loss) income attributable to noncontrolling interests	(1)	5	1,188	(3,745)

Net loss attributable to common stockholders	$(7,019)	$(6,393)	$(12,969)	$(25,391)

Basic and diluted weighted average common shares outstanding	40,889	40,367	40,642	40,147

Basic and diluted earnings per common share	$(0.17)	$(0.16)	$(0.32)	$(0.63)

Adjusted EBITDA	$27,765	$24,399	$106,074	$96,848

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,312	$2,205
Restricted cash	—	76
Accounts receivable—trade, net of allowance for doubtful accounts	60,167	55,750
Other current assets	14,189	20,638

Total current assets	76,668	78,669
Property, plant and equipment, net of accumulated depreciation and amortization	402,252	414,542
Goodwill	118,976	119,170
Intangible assets, net	9,252	11,808
Restricted assets	2,251	6,632
Cost method investments	12,333	14,432
Other non-current assets	28,151	24,542

Total assets	$649,883	$669,795

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,448	$1,656
Accounts payable	44,921	48,518
Other accrued liabilities	38,977	36,258

Total current liabilities	85,346	86,432
Long-term debt and capital leases, less current maturities	522,199	534,055
Other long-term liabilities	63,935	61,328
Total stockholders’ deficit	(21,597)	(12,020)

Total liabilities and stockholders’ deficit	$649,883	$669,795

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(11,781)	$(29,136)
Adjustments to reconcile net loss to net cash provided by operating activities—
Gain on sale of property and equipment	(131)	(493)
Depletion of landfill operating lease obligations	9,428	10,725
Interest accretion on landfill and environmental remediation liabilities	3,449	3,606
Stock-based compensation expense	3,079	2,394
Depreciation and amortization	62,704	61,206
Divestiture transactions	(5,517)	6,902
Development project charge	—	1,394
Gain on settlement of acquisition related contingent consideration	—	(1,058)
Amortization of discount of long-term debt	364	257
Loss on debt extinguishment	999	—
Loss on derivative instruments	227	575
Impairment of investments	2,099	2,320
Income from equity method investments	—	(90)
Loss on sale of equity method investment	—	221
Excess tax benefit on the vesting of share based awards	(185)	(84)
Deferred income taxes	795	1,181
Changes in assets and liabilities, net of effects of acquisitions and divestitures	4,977	2,238

Net Cash Provided by Operating Activities	70,507	62,158

Cash Flows from Investing Activities:
Aquistions, net of cash acquired	—	(146)
Acquisition related additions to property, plant and equipment	—	(266)
Additions to property, plant and equipment	(49,995)	(67,252)
Payments on landfill operating lease contracts	(5,385)	(5,440)
Proceeds from divestiture transactions	5,335	—
Proceeds from sale of property and equipment	715	815
Proceeds from sale of equity method investment	—	597
Proceeds from property insurance settlement	546	—
Payments related to investments	—	(84)

Net Cash Used In Investing Activities	(48,784)	(71,776)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	355,229	188,260
Principal payments on long-term debt	(370,996)	(172,977)
Change in restricted cash	4,471	(5,819)
Payments of financing costs	(9,025)	(2,622)
Payment of debt extinguishment costs	(146)	—
Proceeds from the exercise of share based awards	161	286
Excess tax benefit on the vesting of share based awards	185	84
Distribution to noncontrolling interest holder	(1,495)	—

Net Cash (Used In) Provided By Financing Activities	(21,616)	7,212

Net Cash Provided By Discontinued Operations	—	1,916

Net increase (decrease) in cash and cash equivalents	107	(490)
Cash and cash equivalents, beginning of period	2,205	2,695

Cash and cash equivalents, end of period	$2,312	$2,205

Supplemental Disclosures of Cash Flow Information:
Cash interest	$35,232	$34,877
Cash income taxes, net of refunds	$282	$182
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Receivable due from noncontrolling interest holder	$—	$152
Property, plant and equipment acquired through long-term obligations	$3,264	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net Loss	$(7,020)	$(6,388)	$(11,781)	$(29,136)
Provision for income taxes	240	280	1,351	1,340
Other expense, net	1,488	2,124	2,206	1,849
Interest expense, net	9,994	9,643	40,090	38,082
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)
Expense from divestiture, acquisition and financing costs	—	—	—	24
Severance and reorganization costs	302	—	302	426
Environmental remediation charge	—	875	—	950
Development project charge	—	—	—	1,394
Divestiture transactions	94	(553)	(5,517)	6,902
Contract settlement charge	1,940	—	1,940	—
Depreciation and amortization	16,330	14,644	62,704	61,206
Fiscal year-end transition costs	—	202	—	538
Proxy contest costs	1,111	—	1,902	—
Depletion of landfill operating lease obligations	2,409	2,621	9,428	10,725
Interest accretion on landfill and environmental remediation liabilities	877	951	3,449	3,606

Adjusted EBITDA	$27,765	$24,399	$106,074	$96,848
Depreciation and amortization	(16,330)	(14,644)	(62,704)	(61,206)
Depletion of landfill operating lease obligations	(2,409)	(2,621)	(9,428)	(10,725)
Interest accretion on landfill and environmental remediation liabilities	(877)	(951)	(3,449)	(3,606)

Adjusted Operating Income	$8,149	$6,183	$30,493	$21,311

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net Cash Provided By Operating Activities	$29,977	$24,894	$70,507	$62,158
Capital expenditures	(18,957)	(24,238)	(49,995)	(67,252)
Payments on landfill operating lease contracts	(2,429)	(2,423)	(5,385)	(5,440)
Proceeds from sale of property and equipment	79	256	715	815
Proceeds from divestiture transactions	—	—	5,335	—
Proceeds from property insurance settlement	—	—	546	—
Distribution to noncontrolling interest holder	—	—	(1,495)	—

Free Cash Flow	$8,670	$(1,511)	$20,228	$(9,719)

Landfill closure, site improvement and remediation expenditures (i)	51	2,610	1,447	7,494
New contract and project capital expenditures (ii)	—	3,687	—	11,528
Cash proceeds, net from CARES dissolution (iii)	—	—	(3,055)	—

Normalized Free Cash Flow	$8,721	$4,786	$18,620	$9,303

(i)	Includes cash outlays associated with the following identified items: Worcester landfill capping, BioFuels site improvement, and Maine Energy decommissioning, demolition and site remediation.
(ii)	Includes cash outlays related to capital investments associated with certain new contracts and projects, including: the Thiopaq gas treatment system, the Lewiston, ME Zero-Sort material recovery facility, the Rockland, NY material recovery facility, the Concord, NH waste services contract, the City of Boston, MA recycling contract, and the Brookline, MA, Otsego, NY, Tompkins, NY and Schoharie, NY transfer stations.
(iii)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and twelve months ended December 31, 2015 and 2014 are as follows:

	Three Months Ended December 31,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$60,751	43.4%	$57,587	43.1%
Disposal	41,537	29.6%	36,304	27.2%
Power generation	1,491	1.1%	1,834	1.4%
Processing	1,409	1.0%	1,976	1.5%

Solid waste operations	105,188	75.1%	97,701	73.2%
Organics	9,515	6.8%	9,684	7.3%
Customer solutions	13,439	9.6%	13,547	10.1%
Recycling	11,882	8.5%	12,606	9.4%

Total revenues	$140,024	100.0%	$133,538	100.0%

	Twelve Months Ended December 31,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$238,301	43.6%	$229,146	43.6%
Disposal	156,536	28.6%	138,068	26.2%
Power generation	6,796	1.2%	9,083	1.7%
Processing	6,061	1.1%	9,320	1.8%

Solid waste operations	407,694	74.5%	385,617	73.3%
Organics	39,134	7.2%	39,804	7.6%
Customer solutions	53,334	9.8%	52,265	9.9%
Recycling	46,338	8.5%	48,252	9.2%

Total revenues	$546,500	100.0%	$525,938	100.0%

Components of revenue growth for the three months ended December 31, 2015 compared to the three months ended December 31, 2014 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,065	5.3%	3.1%	2.3%
Disposal	433	1.2%	0.5%	0.3%

Solid Waste Yield	3,498		3.6%	2.6%

Collection	365		0.4%	0.3%
Disposal	4,825		4.9%	3.6%
Processing	(275)		-0.3%	-0.2%

Solid Waste Volume	4,915		5.0%	3.7%

Fuel surcharge	(82)		-0.1%	-0.1%
Commodity price & volume	(627)		-0.6%	-0.4%
Acquisitions, net divestitures	(217)		-0.2%	-0.2%

Total Solid Waste	7,487		7.7%	5.6%

Organics	(169)			-0.1%

Customer Solutions	(108)			-0.1%

Recycling Operations:			% of Recycling Operations
Price	(1,301)		-10.4%	-1.0%
Volume	577		4.6%	0.5%

Total Recycling	(724)		-5.8%	-0.5%

Total Company	$6,486			4.9%

Solid Waste Internalization Rates by Region for the three and twelve months ended December 31, 2015 and 2014 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Eastern region	53.9%	51.2%	51.4%	52.9%
Western region	73.5%	76.9%	72.5%	78.2%
Solid waste internalization	62.9%	63.3%	61.4%	65.1%

Components of Capital Expenditures for the three and twelve months ended December 31, 2015 and 2014 are as follows (iv):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Total Growth Capital Expenditures	$3,857	$5,086	$7,244	$13,789
Replacement Capital Expenditures:
Landfill development	$6,876	$6,392	$18,828	$23,216
Vehicles, machinery, equipment and containers	5,829	9,670	18,866	25,102
Facilities	1,711	2,152	2,873	3,605
Other	684	938	2,184	1,540

Total Replacement Capital Expenditures	$15,100	$19,152	$42,751	$53,463

Total Growth and Replacement Capital Expenditures	$18,957	$24,238	$49,995	$67,252

(iv)	Our capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.